Exhibit 99.1

Williams Controls, Inc.
News Release	Contact:	Mike Rusk
Financial Controller
For Immediate Release	Telephone:	(503) 684-8600

WILLIAMS CONTROLS AUTHORIZES STOCK REPURCHASE PROGRAM AND PROVIDES FOURTH QUARTER 2008 GUIDANCE

PORTLAND, OR….October 13, 2008…. Williams Controls, Inc. (the “Company”) (NasdaqGM: WMCO) today announced that its Board of Directors has authorized the purchase, from time to time, of up to $5 million of  shares of  its  Common Stock.

Repurchases may be made in the open market or through block trades, in compliance with Securities and Exchange Commission guidelines, subject to market conditions, applicable legal requirements and other factors.  Williams Controls has no obligation to repurchase shares under the repurchase program and the timing, actual number and price of shares to be purchased will depend on the performance of Williams’ stock price, general market conditions, and various other factors within the discretion of management.

The Company also stated that although final fiscal fourth quarter 2008 financial results are not yet available, sales should be in the $17.1 million range, essentially unchanged from the third quarter’s sales of $17,137,000.  Full year sales are expected to be $65.7 million.  Net income for the fourth quarter is expected to be $2.1 million, or $.27 per fully diluted share and full year net income will be approximately $7.9 million, or $1.03 per fully diluted share.  At September 30, 2008 the Company had approximately $10 million in cash and no debt.

Patrick W. Cavanagh, Williams Controls’ President and Chief Executive Officer, commented “This repurchase program  demonstrates the confidence of the Board of Directors in the future of Williams Controls and our belief that, based on the prospects of the Company, that our shares are currently undervalued.”  He concluded, “The Board of Directors feels that repurchase of our shares in an excellent way to enhance the long term value of the Company for our shareholders.”

Williams Controls is a leading global designer and manufacturer of Electronic Throttle Control Systems (“ETCs”) for the heavy truck, bus and off-road markets.  Williams Controls is headquartered in Portland, Oregon and employs more than 200 people worldwide at locations in North America, Europe, and Asia.  For more information, visit Williams Controls’ website at www.wmco.com.

The statements included in this news release concerning predictions of economic performance and management’s plans and objectives constitute forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1934, as amended.  These forward looking statements are based on management’s assumptions and projections, and are sometimes identifiable by use of the words, “expect to,” “plan,” “will,” “believe” and words of similar predictive nature.  Because management’s assumptions and projections are based on anticipation of future events, you should not place undue emphasis on forward-looking statements.  You should anticipate that our actual performance may vary from these projections, and variations may be material and adverse.  You should not rely on forward-looking statements in evaluating an investment or prospective investment in our stock, and when reading these statements you should consider the uncertainties and risks that could cause actual results to differ materially from the forward-looking statements.  Factors which could cause or contribute to such differences include, but are not limited to, factors detailed in the Securities and Exchange Commission filings of the Company, economic downturns affecting the operations of the Company or any of its business operations, competition, and the ability of the Company to successfully identify and implement any strategic alternatives.  The forward-looking statements contained in this press release speak only as of the date hereof and the Company disclaims any intent or obligation to update these forward-looking statements.

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